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                                                                    Exhibit 99.1




Cingular Wireless LLC Income Statement - amounts in millions (unaudited)
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

                                                         Quarter Ended                                  Year to Date
                                              --------------------------------------      ------------------------------------------
                                              6/30/2003    6/30/2002        % Change      6/30/2003      6/30/2002         % Change
                                              ---------    ---------        --------      ---------      ---------         --------

Operating revenues:
       Service revenues                       $3,531        $ 3,492            1.1%        $ 6,877        $ 6,808            1.0%
       Equipment sales                           255            256           (0.4%)           499            483            3.3%
            Total operating revenues           3,786          3,748            1.0%          7,376          7,291            1.2%
Operating expenses:
       Cost of services                          802            788            1.8%          1,575          1,511            4.2%
       Cost of equipment sales                   451            408           10.5%            847            812            4.3%
       Selling, general and administrative     1,269          1,375           (7.7%)         2,486          2,674           (7.0%)
       Depreciation and amortization             508            455           11.6%            996            905           10.1%
            Total operating expenses           3,030          3,026            0.1%          5,904          5,902            0.0%
Operating income                                 756            722            4.7%          1,472          1,389            6.0%
Interest expense                                 230            221            4.1%            455            446            2.0%
Minority interest expense                         35             34            2.9%             59             65           (9.2%)
Equity in net income (loss) of affiliates        (76)           (67)          13.4%           (148)          (125)          18.4%
Other income (expense), net                        7             (1)        (800.0%)            33             18           83.3%
Income before income tax and cumulative
     effect of acctng. chg.                      422            399            5.8%            843            771            9.3%



Selected Financial and Operating Data for Cingular Wireless

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

                                                                          Quarter Ended
                                                            -------------------------------------------
                                                              6/30/2003     6/30/2002          % Change
                                                              ---------     ---------          --------
(Amounts in millions, except customer data in 000s)
Total Cellular/PCS Customers (1)                                 22,640        22,183             2.1%
Net Customer Additions - Cellular/PCS                               540           353            52.7%
M&A Activity, Partitioned Customers and/or Other Adjs.               14          --
Churn - Cellular/PCS (2)                                            2.5%          2.7%          -20BP
Service ARPU - Cellular/PCS (3)                                $  51.80      $  52.11            (0.6%)
Subscriber ARPU - Cellular/PCS (4)                             $  48.87      $  48.71             0.3%
Minutes Of Use Per Cellular/PCS Subscriber                          445           398            11.8%
Licensed POPs - Cellular/PCS (5)                                    236           219
Penetration - Cellular/PCS (6)                                     10.2%         11.2%
Total Cingular Interactive Customers                                788           788             0.0%
Net Customer Additions - Cingular Interactive                       (47)           23          (307.2%)

                                                                               Year to Date
                                                                  -------------------------------------------
                                                                  6/30/2003        6/30/2002         % Change
                                                                  ---------        ---------         --------
(Amounts in millions, except customer data in 000s)
Total Cellular/PCS Customers (1)                                    22,640           22,183             2.1%
Net Customer Additions - Cellular/PCS                                  729              587            24.1%
M&A Activity, Partitioned Customers and/or Other Adjs.                  14                1
Churn - Cellular/PCS (2)                                               2.6%             2.8%          -20BP
Service ARPU - Cellular/PCS (3)                                   $  50.93         $  51.28            (0.7%)
Subscriber ARPU - Cellular/PCS (4)                                $  48.13         $  48.04             0.2%
Minutes Of Use Per Cellular/PCS Subscriber                             425              377            12.7%
Licensed POPs - Cellular/PCS (5)                                       236              219
Penetration - Cellular/PCS (6)                                        10.2%            11.2%
Total Cingular Interactive Customers                                   788              788             0.0%
Net Customer Additions - Cingular Interactive                          (30)              54          (155.3%)



Notes:

(1) Cellular/PCS subscribers include customers served through reseller agreements.

(2) Cellular/PCS subscriber churn is calculated by dividing the aggregate number of cellular/PCS subscribers who cancel service during each month in a period by the total number of cellular/PCS subscribers at the beginning of each month in that period.

(3) Service ARPU is defined as cellular/PCS service revenues during the period divided by average cellular/PCS subscribers during the period.

(4) Subscriber ARPU is defined as cellular/PCS subscriber revenues during the period divided by average cellular/PCS subscribers during the period.

(5) Licensed POPs refers to the number of people residing in areas where we and our partners, Salmon and T-Mobile USA, Inc., have licenses to provide cellular or PCS service, including the New York City metropolitan area, and in areas where we have not yet commenced service, such as the Salt Lake City area.

(6) Penetration calculation is based upon licensed operational POPs of 222 million. The New York City metropolitan area is included in the penetration calculation, beginning in the third quarter of 2002.